THIS LEASE AGREEMENT, made and dated as of the 1st day of July, 1996, between POST OFFICE PLAZA, L.C., hereinafter called Lessor, whether one or more, and MARATHON BANK, a subsidiary of Marathon Financial Corporation, hereinafter called Lessee.

         WITNESSETH: That the said Lessor, in consideration of the payment of rent and performance of the covenants hereinafter set forth, has agreed to let and by these premises does let, to the said Lessee, and the said Lessee has agreed to take and by these presents does take from the Lessor, all those two
(2) lots or parcels of land, with all improvements thereon, together with all appurtenances and hereditaments thereunto belonging or in anywise appertaining, lying and being situate in the Shenandoah Magisterial District, Town of Front Royal, Warren County, Virginia, and being known and designated as Parcels 1A and 1B as shown on a certain plat and survey entitled, "Plat Showing Survey Parcels 1A & 1B of the Division of the Land of Post Office Plaza Partnership Town of Front Royal, Warren County, Virginia, prepared by Land Surveys, Inc., dated October 26, 1994, which said plat is hereto attached for recordation and incorporated into and made a part of this Deed of Trust; AND BEING the identical real estate which was conveyed to Post Office Plaza Partnership, from Donald L. Unger, Larry L. LeHew, Kenneth G. Campbell and W. Allen Nicholls, which said deed is of record in the aforesaid Clerk's Office in Deed Book 440 at Page 588. (Schedule A and A-1).

        1. Lessee shall use the premises only for a banking facility and related businesses. Lessee shall make no other use of said premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. However, Lessee may use the premises for any legally permissible use which proves to be economically feasible, to be determined by Lessee within its good faith discretion.

        2. The term of this Lease shall be for a period of twenty (20) years, commencing on July 1, 1996 and ending on June 30, 2116, at a monthly rental as hereinafter set forth on Schedule B attached hereto and by this reference made a part hereof as if set out in full. All rental payments to be made to Lessor at 316 Warren Avenue, Front Royal, Virginia 22630.

        3. Lessee shall pay all taxes assessed against the demised premises and any improvements thereon. The taxes shall be determined by the value of the new improvements constructed on said property and the land taxes on $150,000 of the land value at the rate assessed by the County of Warren and the Town of Front Royal.

        4. In the event that the Lessor decides to sell said real estate and improvements thereon, the Lessor will grant the Lessee first right to purchase said real estate and improvements. In the event that Lessor sells the subject property, said sale shall be subject to this Lease or any renewals or extensions properly exercised thereunder.

        5. In the event that the Lessor does not receive from the Lessee any installment of rent by the 10th day of the month for which said installment is due, a "late


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fee" of five percent (5%) of the rent installment due shall be due as additional rent, and in the event of any sublease of the property by Lessee, Lessee shall obtain the written consent of Lessor, which consent shall not be unreasonably withheld.

        6. The defaulting party hereby agrees to pay all costs, expenses, fees and charges incurred by the other in enforcing, by legal action or otherwise, any of the provisions, covenants and conditions of this Lease, including such reasonable attorney's fees as may be recoverable by law.

        7. At the expiration of the term of this Lease, any holdover by the Lessee shall be deemed to be a month-to-month tenancy.

        8. The Lessee agrees that it will not cause waste to the premises and that it shall be the Lessee's duty to see that the toilet and water pipes in the demised premises do not freeze during the winter. The Lessee shall pay all charges for gas, electricity, water, light, heat or other utility services provided to the subject premises and shall indemnify the Lessor against any liability on such account.

        9. (a) If any portion of or interest in the building shall be taken by condemnation under any right of eminent domain or any transfer in lieu thereof, Lessee shall remain in possession with this Lease continuing as to the remaining portion of the building but with the base rent payable hereunder reduced by the ratio which the part of the building taken bears to the total building area of the premises preceding such condemnation.

                  (b) If all the premises shall be taken by condemnation under any right of eminent domain or any transfer in lieu thereof then this Lease shall cease and terminate as of the date of such taking or transfer in lieu thereof and all obligations of the Lessee to pay rent shall cease.

                  (c) In the event of taking of all or any portion of the premises by condemnation under right of eminent domain or any transfer in lieu thereof, Che Lessor and the Lessee shall be entitled to their respective rights as then exist under applicable law.

       10. If all or a substantial part of the property shell be acquired for any public use by the right of eminent domain, then this Lease and all rights of the Lessee under it shall immediately terminate and the rent shall be adjusted as of the time of such acquisition, but Lessee shall have no claim against Lessor for any value of the unexpired term nor shall Lessee be entitled to any part of the condemnation award or purchase price in lieu of such award,

       11. In the event of damage to the property by fire or other casualty, Lessor shall repair the same with reasonable dispatch after written notice of such damage by

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Lessee If the property, or any part of it, is damaged by fire or other casualties to such an extent that the enjoyment of the property is substantially impaired, Lessee may immediately vacate the property and notify Lessor in writing within fourteen (14) cays after such vacating of the intention of the Lessee to terminate this Lease, in which case this Lease terminates as of the day of vacating. If, however, the damage to the property by fire or otherwise was caused by the deliberate or negligent act of Lessee or the agents, servants, employees, visitors, or licensees of Lessee, no option to terminate by the Lessee shall exist and Lessee shall be liable for the rent during the unexpired term of this Lease, without abatement, unless Lessor elects to terminate this Lease, a right which Lessor hereby reserves in such contingency

       12. The Lessee shall maintain liability insurance covering the leased premises and covering the Lessor, with limits of $300.000 00 for death or injury to one person, $500,000.00 for death or injury of more than one person, and $100,000.00 for property damage, with a clause agreeing not to cancel the insurance Without first notifying the Lessor

                  Lessee will reimburse the Lessor the cost of extended coverage on the new building in the amount of 100% of cost or 12% of the existing building, as the Lessee is leasing 12% of existing building.

                  Lessor will provide a copy of the policy showing The Marathon Bank as loss payee on said policy.

                  All proceeds of any such insurance shall be deemed a trust fund Lessor shall have the right at any time to demand that an appraisal be made as to the replacement value of its building or any buildings by a qualified appraiser approved by the parties. The cost of such appraisal shall be borne equally by the parties. All proceeds of any such insurance shall be deemed a trust fund to be applied against the restoration and rebuilding as provided for below and shall be deposited in escrow (pound)or that purpose with an escrow agent agreed to by the parties Lessee shall furnish a certificate of such insurance to Lessor upon request by Lessor,

       13. Lessee shall not assign this Lease or sublet the described property or any part thereof without the written consent of the Lessor, which consent shall not be unreasonably withheld It is mutually agreed by the parties hereto that if the Lessee is merged or acquired by another entity that the same shall not be deemed an assignment of the Lease and as such no permission shall be needed to continue the operation of the banking facility

       14. The Lessor shall have the right, upon reasonable notice, to enter the property at reasonable times for the purpose of inspecting the premises and performing any work for which the Lessor is responsible, or exhibiting the leased premises for sale, lease or mortgage financing.

                                                    3


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       15. The Lessee has made an inspection of the property and agrees to take the property in its existing condition. Lessor will turn over the said premises to the Lessee in good working condition which includes without limitation, the heating, air conditioning, plumbing, electrical, roof, doors, windows, paving, curbing, etc. The Lessee shall, throughout the term of this Lease, maintain the parking areas, sidewalks and driveways in front and south of the new addition to be used as a bank the Lessee shall maintain the portion of the building described in said Lease at the Lessee's expense,

       16. The Lessee will maintain the interior of the building in good working condition and in addition, the Lessee shall be responsible for painting the exterior wooden portions o(pound) the building as and when necessary. Lessee shall be liable for all glass breakage and Lessee shall have full responsibility for maintaining and repairing the electrical system, the plumbing system and mechanical systems, including air conditioning Lessee shall at the termination of this lease return the said property co the Lessor in the same condition as at the commencement of this Lease, ordinary wear and tear accepted

       17. It is expressly agreed that if the Lessee shall neglect to make any payment of rent when due and such default continues for a period of five (5) business days after written notice from the Lessor calling attention to such default, the Lessor may declare this Lease terminated and canceled and take possession of the said premises without prejudice to any other legal remedy it may have on account of such default failure to terminate said Lease in such event shall not operate as a waiver of any subsequent default in the payment of rent,

       18.        Lessor may give notice under this Lease to Lessee:

                  (a) By delivering such notice in writing to Lessee in hand;
or,

                  (b) By mailing such notice to Lessee at the address of the leased property or to the last known place of residence of Lessee by registered or certified mail.

                  Lessee may give notice under this Lease to the Lessor:

                  (a) By delivering such notice in writing to Lessor in hand;
or,

                  (b) By mailing such notice to Lessor at the address of Lessor listed below

        Lessee may contest by appropriate proceedings the amount, validity, or application of any imposition, legal requirement, or any lien arising there(pound)rom, including any tax assessment, provided that: (a) such proceedings suspend the collection thereof; (b) no part of the premises or of any rent would be subject to loss, sale, or forfeiture before determination of any contest, (c) Lessor would not be subject to any criminal liability for failure to pay; Id) such proceedings do not affect the payment of rent

                                                    4


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hereunder or prevent Lessee from using the premises for its intended purposes;
and (f) Lessee notifies Lessor of any such proceedings at which the amount in contest exceeds $5,000.00 within twenty (20) days a(pound)ter the commencement thereof, ard describes such proceedings in reasonable detail, Lessee will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts determined to be payable therein,

         All refunds or rebates of impositions paid by Lessee shall belong to Lessee. All refunds received by Lessor shall be deemed trust funds and as such shall be received by Lessor in trust and paid to Lessee forthwith. Lessor shall, at Lessee's request, sign all receipts which may be necessary to secure the payment of any refund or rebate, and shall pay over to Lessee all refunds or rebates received by Lessor.

       19. Lessee hereby indemnifies, and shall protect and hold Lessor harmless from and against all liabilities, losses, claims, demands, costs, expenses, and judgments of any nature arising, or alleged to arise, from or ir connection with the following: (a) any injury to, or the death of, any person or loss or damage to property on or about the premises, and its business invitees, employees, and agents, arising from or connected with the Lessee's use of the premises during the term; (b) performance of any labor or services or the furnishing of any materials or other property in respect of the premises or any part thereof by or at the Lessee's request of Lessee; (c) any contest permitted by paragraph 19 Lessee will resist and defend any action, suit or proceeding brought against Lessor by reason of such occurrence

       20. Either party shall, without charge at any time within ten (10) days after the other s written request, from time to time, certify by written instrument duly executed and acknowledged to any actual or proposed mortgagee or purchaser, or any other person specified in the request, as to the following:
(a) whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) the validity and force and effect of this Lease, in accordance with sts tenor as then constituted; (c) the existence of any default thereunder; (d) the existence of any offsets, counterclaims, or defenses thereto by the other party; (e) the commencement and expiration dates of che term of this Lease; and (f) all other matters that may reasonably be so requested ny such certificate may be relied upon by the party requesting it and any other person to whom it may be exhibited or delivered The contents of the certificate shall be binding on the party executing it

       21. Any of the following occurrences, conditions, or acts shall constitute an "Event of Default" under this Lease:

                  (a)      if Lessee

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                         (i) defaults in making payment when due of any Basic
Rent or insurance, maintenance fees, taxes, and the default continues for five
(5) days after Lessor gives written notice to Lessee specifying the default and demanding that it be cured, or

                        (ii) defaults in the observance or performance of any other provision of this Lease, and the default continues for thirty (30) days after Lessor gives written notice to Lessee specifying the default and demanding that it be cured However, if the default cannot be cured by the payment of money and cannot with due diligence be wholly cured within the thirty-day period, Lessee may have any longer period that is necessary to cure the default, so long as Lessee proceeds promptly to cure it within that period, prosecutes the cure to completion with due diligence, and advises Lessor from time to time, upon Lessor's request, of the actions that Lessee is taking and the progress being made:

                  (b) if the premises are abandoned by Lessee for a period of fifteen (15) consecutive days;

                  (c) if Lessee files a petition in bankruptcy, for reorganization or for an arrangement under the Bankruptcy law or any similar federal or state law, is adjudicated a bankrupt or becomes insolvent, is unable to meet Lessee's obligations as they become due, or takes any corporate action in furtherance of any of the foregoing;

                  (d) Notwithstanding the provisions of sub-paragraph (c) above, if at any time during the term of this Lease, proceedings in bankruptcy, insolvency, or similar proceedings are instituted by or against Lessee, whether or not they result in an adjudication against Lessee, or if a receiver of Lessee's business or assets is appointed, the proceedings or adjudications shall not affect che validity of this Lease so long as rent and additional rent reserved under it continues to be paid to Lessor and Lessee performs all its other terms, covenants, and conditions under this Lease In that event, this Lease shall continue to remain in full force and in accordance with its terms.

       22. If there is any default under the above section, the following shall occur: (a) the rent shall immediately become due and be paid up to the time of reentry, expiration, and/or dispossess; (b) Lessor may relet the premises or any part or parts of the premises, either in Lessor's name or otherwise, for a term or terms which may, at Lessor's option, be less than or exceed the then remaining term of this Lease; and (c) Lessee shall also pay to Lessor, as liquidated damages for Lessee's failure to observe and perform its covenants under this Lease, any deficiency between the rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on account of the premises' lease or leases for each month of the period which would otherwise have constituted the balance of the term of this Lease However, any such deficiency shall be paid as the rent becomes due and payable in monthly installments In computing the liquidated damages, there shall be added to the deficiency all reasonable expenses that

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Lessor may incur in connection with reletting, such as brokerage and preparation for reletting Lessee shall pay any such liquidated damages in monthly installments on the rent payment dates specified in the Lease Any suit brought to collect the deficiency for any month shall not prejudice in any way Lessor's rights to collect the deficiency for any subsequent month by a similar proceeding Lessor may make all alterations, repairs, replacements, and decorations in the premises that Lessor, in Lessor's sole judgment, considers advisable and necessary for the purpose of reletting the premises. Such action by Lessor shall not operate or be construed to release Lessee from its liability under this Lease. Lessor shall use Lessor's best effort to mitigate all damages and to relet the premises if there is any Event of Default by Lessee

       23. The covenants and conditions herein contained are the entire agreement between the parties hereto and shall not be modified in any manner except by an instrument in writing executed by the parties hereto and that the conditions and agreements herein are binding on and may be enforced by the parties hereto, their heirs, executors, administrators, successors and assigns, respectively and that no waiver of any breach of any condition or agreement contained herein shall be construed to be a waiver of that condition or agreement or of any subsequent breach thereof, or of this agreement,

       24. Time is of the essence to this agreement and all of the covenants herein contained.

       25. It is further understood that if the Lessee is sold, has a change in control, has a name change, has change in ownership, said Lease conveys and will be the obligation of the new party Change in control, ownership or name does not terminate, cancel or void said Lease as this addition was constructed for special use (a bank) and would not be suitable for other uses.

         WITNESS the following signatures and seals:

                                            LESSOR:

                                            POST OFFICE PLAZA, L.C.

                                            By:                          (SEAL)
                                                     T. W. Grove

                                            By:                          (SEAL)
                                                     John K. Marlow

DATE SIGNED:  __________________

                                                    7


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                                            LESSEE:

                                            THE MARATHON BANK

                                            By:                          (SEAL)

                                            By:                          (SEAL)

DATE SIGNED:  __________________

                                                    8


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                                   SCHEDULE B

I.       RENT PAYMENTS

         (A) Lessor shall provide the premises to the Lessee on June 1, 1996.

         (B)      REIMBURSEMENT TO BANK BY POST OFFICE PLAZA, L.C.:

                  C. B. Thompson - Construction                  $207,765.00
                  Davis Paving - Paving                            11,110.83
                  Clint Good - Architect                           13,701.13
                  Ebert Reproductions - Blueprints                    191.87
                  Triad Engineering - Foundation                    2,122.92
                  S. R. Ragan - Interim Design                        780.00
                  Boyer Landscaping                                 3,896.00
                                                                 -----------

                  Total Construction Cost:                       $239,537.75

         (C)      BASIS FOR RENT:

                  Construction Cost                              $239,537.75
                  Land Value                                      150,000.00
                                                                 $389,537.75
                  10% Return on Investment                              x 10
                  Annual Lease                                   $ 38,953.78

                  Monthly Amount                                    3,246.15
                  720 sq. ft. Existing Space (per month)              600.00
                                                                 -----------
                  Monthly Lease Amount                            $ 3,846.15

                  Annual Lease Amount                            $ 46,153.80

         During the first five (5) years of this Lease, Lessee shall pay an annual rental of $46,153.80. Such yearly rental to be paid in equal monthly installments of $3,846.15 each, starting on June 1, 1996 and which rent shall continue on the first day of each month thereafter through May 31, 2001.

         Starting on June 1, 2001 and continuing on the first day of each June thereafter, during this Lease, such yearly rental of $46,153.80 shall be adjusted based upon the increases in the "Consumer Price Index For All Urban Consumers," U.S. City Average - All Items (1967 = 100), hereinafter referred to as the CPI-U, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, Washington D.C., using the CPI-U for the year 1996 as the base. More specifically, such adjustment, during the renewal period, based upon the CPI-U, shall be made as of June 1 as set forth above, and the Lessor shall obtain the CPI-U for the month of June of that year and calculate as follows:


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                         (i) Divide such CPI-U for the current year by the base
                             CPI-U (the Index Number which was the CPI-U for the base year);

                        (ii) Determine the difference between that result and
                             1.000;

                       (iii) Multiply such result obtained in (ii) by the basic
                             rent;

                        (iv) Round off that result to the nearest whole dollar;

                         (v) If such CPI-U during such period increased, add the
                             amount determined in (iv) to the base yearly rental of $46,153.80;

                        (vi) Such amount determined in (v) will be the new
                             yearly rental for each year period beginning June 1 of each such particular year. Such yearly rental shall be paid in twelve equal monthly installments beginning on June 1 of that year and continuing on the 1st day of each month thereafter through May of each of the next ensuing year during which that particular rental is in effect.

         Lessor will advise Lessee of the new monthly rentals at the address herein set forth.

         EXAMPLE 1: Suppose that the CPI-U for June 1, 1996 is 200 and the CPI-U for May 31, 2001 equals 210.

                         (i)        Divide 210 by 200 = 1.05

                        (ii)        Subtract 1.000 from 1.05 = .05

                       (iii)        Multiply .05 by $46,153.80 = $2,307.69

                        (iv)        Add $2,307.69 to $46.153.80 = $48,461.49
                                    (Such sum being the basic rental during the period of June 1, 2001 through May 31, 2002.

         In the event the CPI-U is discontinued, ceases to incorporate a significant number of the items previously incorporated therein, or if a substantial change is made in the manner in which such CPI-U is calculated, the parties hereto shall attempt to agree on an alternative form and if agreement cannot be reached, the matter shall be submitted to arbitration under the Rules of the American Arbitration Association then in effect. It is recited that the purpose for the use of the CPI-U is to serve as a basis for calculating the cost of living increase as of June of each year after June 1, 2001 for determining the basic rent for the next ensuing year period (using $46,153.80 per year as of June 1, 1996 as the

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basis for such determination).  In no event shall the rent be less than the basic rent set forth above.